EXHIBIT 1.2
                            GTE CORPORATION

                            $3,000,000,000
                      Medium-Term Notes, Series A

                        Distribution Agreement

_______, 1997


Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center
North Tower, 10th Floor
New York, New York 10281-1310

Salomon Brothers Inc
7 World Trade Center
New York, New York 10048

Ladies and Gentlemen:

GTE Corporation, a New York corporation ("GTE"), proposes to issue and sell from time to time its Medium-Term Notes, Series A (the "Securities") in an aggregate amount up to $3,000,000,000 and agrees with each of you (individually, an "Agent", and collectively, the "Agents") as set forth in this Agreement.

Subject  to  the terms and conditions stated herein  and  to  the reservation by GTE of the right to sell Securities directly on its own behalf, GTE hereby (i) appoints each Agent as an agent of GTE for the purpose of soliciting and receiving offers to purchase Securities from GTE pursuant to Section 2(a) hereof and
(ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent as principal, it will enter into a separate agreement (each a "Terms Agreement"), substantially in the form of Annex I hereto, relating to such sale in accordance with Section 2(b) hereof. GTE may appoint, upon three business days prior written notice to the Agents, additional persons to serve as Agents hereunder, but only if each of those additional persons agrees to be bound by all of the terms of this Agreement as an Agent. This Distribution Agreement shall not be construed to create either an obligation on the part of GTE to sell any Securities or an obligation of any of the Agents to purchase Securities as principal.

GTE reserves the right to sell Securities through one or more additional agents or directly to certain investment banking firms as underwriters for resale to the public on terms substantially identical to the terms contained herein. No commission will be payable to the Agents on any Securities sold through other agents or directly by GTE to underwriters. GTE has additionally reserved the right to sell Securities to investors on its own behalf in those jurisdictions where it is authorized to do so.

The Securities will be issued under an indenture, dated as of December 1, 1996, as amended and supplemented (the "Indenture"), between GTE and The Bank of New York, as Trustee (the "Trustee"). The Securities shall have the maturity ranges, interest rates, if any, redemption provisions and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by GTE in accordance with the Indenture.1. GTE represents and warrants to, and agrees with, each Agent that:

     (a) Two registration statements on Form S-3 (File Nos. 33-63145 and 333-31333) in respect of the Securities have been filed with the Securities and Exchange Commission (the "Commission"); such registration statements and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to such Agent, excluding exhibits to such registration statements, but including all
     documents   incorporated  by  reference  in  the  prospectus
     included in the latest registration statement, have been declared effective by the Commission in such form; no other document with respect to such registration statements or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than the prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Agents); and no stop order suspending the effectiveness of any of
     such   registration  statements  has  been  issued  and   no
     proceeding for that purpose has been initiated or threatened by the Commission; the various parts of such registration statements, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statements at the time such part of the registration statement became effective but excluding Form T-1, each as amended at the time such part of the registration statements became effective, are hereinafter collectively
     called   the   "Registration  Statement";   the   prospectus
     (including,   if  applicable,  any  prospectus   supplement)
     relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the "Prospectus"; any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Prospectus, as the case may be; any reference to any amendment or supplement to the Prospectus, including any supplement to the Prospectus that sets forth only the terms
     of   a  particular  issue  of  the  Securities  (a  "Pricing
     Supplement"), shall be deemed to refer to and include any documents filed after the date of such Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated therein by
     reference;   any   reference  to  any   amendment   to   the
     Registration Statement shall be deemed to refer to and include any annual report of GTE filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the applicable Pricing Supplement filed in accordance with Section 4(a) hereof) in relation to Securities to be sold pursuant to this Agreement, in the form filed or transmitted for filing with the Commission pursuant to Rule 4.24(b) under the Act and in accordance
     with   Section   4(a)   hereof,  including   any   documents
     incorporated by reference therein as of the date of such filing);

     (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the

     Commission thereunder, and none of such documents when they became effective or were filed with the Commission, as the case may be, and when read together with other information in the Prospectus, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and, when read together with other information in the Prospectus, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

     (c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust
     Indenture Act"), and the rules and regulations of the Commission thereunder, and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to GTE by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;

     (d) Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as stated therein or contemplated thereby, there has been no material adverse change in the business, business prospects, properties, financial condition or results of operations of GTE; and

     (e) The consummation of any transaction herein contemplated will not result in a breach of any of the terms of any agreement or instrument to which GTE is a party.

     2. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of GTE, to use its reasonable best efforts to solicit and receive offers to purchase the Securities from GTE upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time.

Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase Securities and the payment in each case therefor shall be as set forth in the Administrative Procedure attached hereto as Annex II as it may be amended from time to time by written agreement between the Agents and GTE (the "Administrative Procedure"). The provisions of the Administrative Procedure shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement. Each Agent and GTE agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Administrative Procedure. GTE will furnish to the Trustee a copy of the Administrative Procedure as from time to time in effect.

      GTE reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities. As soon as practicable, but in any event not later than one business day in New York City, after receipt of notice from GTE, the Agents will suspend solicitation of offers to purchase Securities from GTE until such time as GTE has advised the Agents that such solicitation may be resumed. During such period, GTE shall not be required to comply with the provisions of Sections 4(d), 4(e), 4(f) and 4(g). Upon advising the Agents that such solicitation may be resumed, however, GTE shall simultaneously provide the documents, dated as of such resumption date required to be delivered by Sections 4(d), 4(e), 4(f) and 4(g), and the Agents shall have no obligation to solicit offers to purchase the Securities until such documents have been received by the Agents. In addition, any failure by GTE to comply with its obligations hereunder, including without limitation its obligations to deliver the documents required by Sections 4(d), 4(e), 4(f) and 4(g), shall automatically suspend the Agents' obligations hereunder, including without limitation its obligations to solicit offers to purchase the Securities hereunder as agent or to purchase Securities hereunder as principal, until such time as GTE shall have cured such failure to comply.

      GTE agrees to pay each Agent a commission, at the time of settlement of any sale of a Security by GTE as a result of a solicitation made by such Agent, in an amount equal to the following applicable percentage of the principal amount of such Security sold:

                                                  Commission
                                                (percentage of
                                                   aggregate
                                                principal amount
        Range of Maturities                    of Securities sold
From 9 months to less than 1 year                   .125%
From 1 year to less than 18 months                  .150%
From 18 months to less than 2 years                 .200%
From 2 years to less than 3 years                   .250%
From 3 years to less than 4 years                   .350%
From 4 years to less than 5 years                   .450%
From 5 years to less than 7 years                   .500%
From 7 years to less than 8 years                   .550%
From 8 years to less than 10 years                  .600%
From 10 years to less than 15 years                 .625%
From 15 years to less than 20 years                 .675%
From 20 years to 30 years                           .750%

      For Securities with maturities greater than 30 years from their dates of issue, commissions will be negotiated at the time of sale and indicated in the applicable Pricing Supplement.

      Notwithstanding the foregoing, with respect to any Security which is designated on its face as an "Original Issue Discount
Security", the commission shall be a percentage of the initial offering price thereof.

     (b) Each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless GTE and such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Agent; a Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by such Agent; the commitment of any Agent to purchase Securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of GTE herein contained and shall be subject to the terms and conditions herein set forth; each Terms Agreement shall specify the principal amount of Securities to be purchased by any Agent pursuant thereto, whether such Agent is an Excluded
Purchaser (as defined below), the price to be paid to GTE for such Securities, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Securities and the time and date and place of delivery of and payment for such Securities; and such Terms Agreement shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 4 hereof. Each Agent proposes to offer Securities purchased by it as principal for sale at prevailing market prices or prices related thereto at the time of sale, which may be equal to, greater than or less than the price at which such Securities are purchased by such Agent from GTE. The provisions of Section 4(b), Section 6(f), Section 7 and Section 9 hereof do not apply to Agents purchasing Securities pursuant to a Terms Agreement that have advised GTE of their intention not to resell such Securities (the "Excluded Purchaser").

     For each sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Securities and payment therefor shall be as set forth in the Administrative Procedure. For each such sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, GTE agrees to pay such Agent a commission (or grant an equivalent discount) as provided in Section 2(a) hereof and in accordance with the schedule set forth therein.

     Each time and date of delivery of and payment for Securities to be purchased by an Agent as principal, whether set forth in  a
Terms   Agreement  or  in  accordance  with  the   Administrative
Procedure, is referred to herein as a "Time of Delivery".

      (c) Each Agent agrees, with respect to any Security denominated in a currency other than U.S. dollars, as agent, directly or indirectly, not to solicit offers to purchase, and as principal under any Terms Agreement or otherwise, directly or indirectly, not to offer, sell or deliver, such Security in, or to residents of, the country issuing such currency, except as permitted by applicable law.

     3.   The  documents  required to be  delivered  pursuant  to
Section 6 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of GTE Corporation, Stamford, Connecticut, at 11:00 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and GTE but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or on which any Terms Agreement is executed (such time and date being referred to herein as the "Commencement Date").

     4.  GTE covenants and agrees with each Agent:

           (a) (i) To make no amendment or supplement to the Registration Statement or the Prospectus (A) prior to the Commencement Date or (B) after the date of any Terms Agreement or other agreement by the Agent to purchase

Securities as principal and prior to the related Time of Delivery, without first furnishing to the Agents, and to counsel for the Agents, a copy of each such proposed amendment or supplement; (ii) to prepare, with respect to any Securities to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent and to file such Pricing Supplement pursuant to Rule 424(b)(3) under the Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used; (iii) to make no amendment or supplement to the Registration Statement or Prospectus (other than an amendment or supplement which relates to an offering of debt securities of GTE other than the Securities or through the filing of reports under the Exchange Act ) without first furnishing to the Agents, and counsel to the Agents, a copy of each such proposed amendment or supplement; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by GTE with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise such Agent, promptly after GTE receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus (other than any Pricing Supplement that relates to Securities not purchased through or by such Agent) has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

     (b) To furnish such Agent with copies of the Registration Statement and each amendment thereto, with copies of the Prospectus as each time amended or supplemented, other than any Pricing Supplement (except as provided in the Administrative Procedure), in the form in which it is filed with the Commission pursuant to Rule 424 under the Act, and with copies of the documents incorporated by reference therein, all in such quantities as such Agent may reasonably request from time to time; and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities (including Securities purchased from GTE by such Agent as principal) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify such Agent and request such Agent, in its capacity as agent of GTE, to suspend solicitation of offers to purchase Securities from GTE (and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day later); and if GTE shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance, and upon the filing of any such amendment or supplement, the Agents shall resume solicitations; provided, however, that if during such same period such Agent continues to own Securities purchased from GTE by such Agent as principal or such Agent is otherwise required to deliver a prospectus in respect of transactions in the Securities, GTE shall promptly prepare and file with the Commission such an amendment or supplement;

     (c) That each acceptance by GTE of an offer to purchase Securities hereunder (including any purchase by such Agent as principal not pursuant to a Terms Agreement), and each execution and delivery by GTE of a Terms Agreement with such Agent, shall be deemed to be an affirmation to such Agent that the representations and warranties of GTE contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Securities relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Securities);

      (d) That in advance of each time an Annual Report on Form 10-K filed by GTE under the Act or the Exchange Act is incorporated by reference into the Prospectus and each time GTE sells Securities to an Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion or opinions of Milbank, Tweed, Hadley & McCloy, counsel to the Agents, as a condition to the purchase of Securities pursuant to such Terms Agreement, GTE shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section 6(b) hereof;

     (e) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than (i) by a Pricing Supplement, (ii) by an amendment or supplement which does not affect the material terms of the Securities being offered thereunder, (iii) except as otherwise described in this Section 4(e), by the filing of a document incorporated by reference therein or (iv) by an amendment or supplement which relates to an offering of debt securities of GTE other than the Securities), each time an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed by GTE under the Act or the Exchange Act is incorporated by reference into the Prospectus, each time a document filed under the Act or the Exchange Act containing material financial information is incorporated by reference into the Prospectus (but only if the Agents request the opinion referenced by this Section 4(e)) and each time GTE sells
Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion under this Section 4(e) as a condition to the purchase of Securities pursuant to such Terms Agreement, GTE shall furnish or cause to be furnished forthwith to such Agent a written opinion of William P. Barr, counsel for GTE, or other counsel for GTE satisfactory to such Agent, dated the date of such amendment or supplement, the date such Annual Report on Form 10-K or Quarterly Report on Form 10-Q is required to be filed, or the date of the Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, to the effect that such Agent may rely on the opinion of such counsel referred to in Section 6(c) hereof which was last furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel referred to in Section 6(c) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

     (f) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than (i) by a Pricing Supplement, (ii) by an amendment or supplement which does not affect the material terms of the Securities being offered thereunder, (iii) except as otherwise described in this Section 4(f), by the filing of a document incorporated by reference therein or (iv) by an amendment or supplement which relates to an offering of debt securities of GTE other than the Securities), each time an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed by GTE under the Act or the Exchange Act is incorporated by reference into the Prospectus and each time a document filed under the Act or the Exchange Act containing material financial information is incorporated by reference into the Prospectus (but only if the Agents request the letter referenced in this Section 4(f)), in each case to set forth new or additional financial information included in or derived from GTE's consolidated financial statements or accounting records, and each time GTE sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this Section 4(f) as a condition to the purchase of Securities pursuant to such Terms Agreement, GTE shall cause the independent certified public accountants who have certified the financial statements of GTE and its subsidiaries included or incorporated by reference in the Registration Statement forthwith to furnish such Agent a letter, dated the date of such amendment or supplement, the date such Annual Report on Form 10-K or Quarterly Report on Form 10-Q is required to be filed, or the date of the Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the letter referred to in
Section 6(d) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of GTE, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in
Section 6(d) hereof which was last furnished to such Agent; and
      (g) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than (i) by a Pricing Supplement, (ii) by an amendment or supplement which does not affect the material terms of the Securities being offered thereunder, (iii) except as otherwise described in this Section 4(g), by the filing of a document incorporated by reference therein or (iv) by an amendment or supplement which relates to an offering of debt securities of GTE other than the Securities), each time an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed by GTE under the Act or the Exchange Act is incorporated by reference into the Prospectus, each time a document filed under the Act or the Exchange Act containing material financial information is incorporated by reference into the Prospectus (but only if the Agents request the certificate referenced in this Section 4(g)) and each time GTE sells Securities to such Agent as principal and the
applicable   Terms  Agreement  specifies  the   delivery   of   a
certificate under this Section 4(g) as a condition to the purchase of Securities pursuant to such Terms Agreement, GTE shall furnish or cause to be furnished forthwith to such Agent a certificate, dated the date of such amendment or supplement, the date such Annual Report on Form 10-K or Quarterly Report on Form 10-Q is required to be filed, or the date of the Time of Delivery relating to such sale, as the case may be, in such form and executed by such officers of GTE as shall be satisfactory to such Agent, to the effect that the statements contained in the certificates referred to in Section 6(g) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6(g) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date.

     5. GTE covenants and agrees with each Agent that GTE will pay or cause to be paid the following: (i) the fees, disbursements and expenses of GTE's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the fees, disbursements and expenses of counsel for the Agents in connection with the establishment of the program contemplated hereby, any opinions to be rendered by such counsel hereunder and the transactions contemplated hereunder; (iii) the cost of printing, producing or reproducing this Agreement, any Terms Agreement, any Indenture, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the fees and disbursements of counsel for the Agents in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities;
(vii) the fees and expenses of any Trustee and any agent of any Trustee and any transfer or paying agent of GTE and the fees and disbursements of counsel for any Trustee or such agent in connection with any Indenture and the Securities; (viii) any advertising expenses connected with the solicitation of offers to purchase and the sale of Securities so long as such advertising expenses have been approved by GTE; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this
Section. Except as provided in Sections 7 and 8 hereof, each Agent shall pay all other expenses it incurs.

     6. The obligation of any Agent, as agent of GTE, at any time ("Solicitation Time") to solicit offers to purchase the Securities and the obligation of any Agent to purchase Securities as principal, pursuant to any Terms Agreement or otherwise, shall in each case be subject, in such Agent's discretion, to the condition that all representations and warranties and other statements of GTE herein (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated by reference in such Terms Agreement) are true and correct at and as of the Commencement Date and any applicable date referred to in Section 4(g) hereof that is prior to such Solicitation Time or Time of Delivery, as the case may be, and at and as of such Solicitation Time or Time of Delivery, as the case may be, the condition that prior to such Solicitation Time or Time of Delivery, as the case may be, GTE shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

      (a) (i) With respect to any Securities sold at or prior to such Solicitation Time or Time of Delivery, as the case may be, the Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with
Section 4(a) hereof; and (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall be pending before or threatened by the Commission;

     (b) Milbank, Tweed, Hadley & McCloy, counsel to the Agents, shall have furnished to such Agent (i) such opinion or opinions, dated the Commencement Date, with respect to such matters as such Agent may reasonably request, and (ii) if and to the extent requested by such Agent, (A) with respect to each Terms Agreement referred to in Section 4(d) hereof, an opinion or opinions, dated as of such Time of Delivery, or (B) an opinion or opinions, dated as of the April 15th following each filing of an Annual Report on Form 10-K referred to in Section 4(d) hereof, in each case to the effect that such Agent may rely on the opinion or opinions which were last furnished to such Agent pursuant to this Section 6(b) to the same extent as though it or they were dated the date of such letter authorizing reliance (except that the statements in such last opinion or opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in any case, in lieu of such an opinion or opinions, an opinion or opinions of the same tenor as the opinion or opinions referred to in clause (i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

      (c) William P. Barr, counsel for GTE, or other counsel for GTE satisfactory to such Agent, shall have furnished to such Agent their written opinions, dated the Commencement Date and each applicable date referred to in Section 4(e) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent, to the effect that:

             (i) GTE is a corporation duly incorporated, validly existing and in good standing under the laws of New York, is a duly licensed and qualified foreign corporation in good standing under the laws of the State of Connecticut, and has adequate corporate power to carry on the business in which it is now engaged;

          (ii)    All   legal   proceedings  necessary   to   the
          authorization, issue and sale of the Securities have been taken by GTE;

          (iii)    This   Agreement  and  any  applicable   Terms
          Agreement   have  been  duly  and  validly  authorized,
          executed and delivered by GTE;

          (iv) The Indenture has been duly authorized by GTE and has been duly executed and delivered by GTE; the
          Indenture constitutes a legal, valid and binding agreement of GTE enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights and the availability of equitable remedies; the Indenture has been duly qualified under the Trust Indenture Act;

          (v) The Securities conform as to legal matters with the statements concerning them in the Prospectus as amended or supplemented and have been duly authorized and, when duly executed by GTE and duly authenticated and delivered by the Trustee, will have been duly issued under the Indenture, and (subject to qualifications set forth in subsection (iv) of this
          Section 6(c)) will constitute legal, valid and binding obligations of GTE enforceable in accordance with their terms and are entitled to the benefits afforded by the Indenture;

          (vi) No authorization, approval or consent of any governmental regulatory authority is required for the issuance and sale of the Securities;

          (vii) Registration Statement No. 33-63145 became effective on October 6, 1995 and Registration Statement No. 333-31333 became effective on [insert date], and to the best of such counsel's knowledge, no proceedings under Section 8 of the Act looking toward the possible issuance of a stop order with respect thereto are pending or threatened and the Registration Statement remains in effect on the date of such opinion; the Registration Statement and the Prospectus as amended and supplemented and any further amendments and supplements thereto made by GTE prior to the date of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Exchange Act as to documents incorporated by reference into said Registration Statement and the applicable rules and regulations of the Securities and Exchange Commission thereunder; the Prospectus as amended and supplemented is lawful for use for the purposes specified in the Act in connection with the offer for sale and sale of the Securities in the manner specified therein; such counsel has no reason to believe that the Registration Statement or any further amendment or supplement thereto made by GTE prior to the date of such opinion
          (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), the Prospectus as amended or supplemented or any further amendment or supplement thereto made by GTE prior to the date of such opinion
          (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) and the documents incorporated therein by reference, considered as a whole on the effective date of the Registration Statement (or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by GTE with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent filing) and on the date of such opinion, contained or contain any untrue statement of a material fact or omitted or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

      (d) Not later than 10:00 a.m., New York City time, on the Commencement Date and on each applicable date referred to in
Section 4(f) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, the independent certified public accountants who have certified the financial statements of GTE and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to such Agent a letter, dated the Commencement Date or such applicable date, as the case may be, in form and substance satisfactory to such Agent, to the effect set forth in Annex III hereto;

      (e) There shall have been since the respective dates as of which information is given in the Prospectus as amended or supplemented prior to the date of the Pricing Supplement relating to the Securities to be delivered at the relevant Time of Delivery, except as stated therein or contemplated thereby, no material adverse change in the business, business prospects, properties, financial condition or results of operations of GTE;

      (f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iii) the establishment of minimum prices on the New York Stock Exchange by Federal or New York State authorities; or (iv) the outbreak or material escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, if the effect of any such event specified in this clause (iv) in the judgment of such Agent makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Securities or the purchase of the Securities from GTE as principal pursuant to the applicable Terms Agreement or otherwise, as the case may be, on the terms and in the manner contemplated in the Prospectus;

      (g) GTE shall have furnished or caused to be furnished to such Agent a customary form of compliance certificate dated the Commencement Date and each applicable date referred to in Section 4(g) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, signed by the Chairman, a Vice Chairman, the President or a Vice President of GTE, as to the matters set forth in subsections (a)(ii) and (e) of this Section
6. The officer making such certificate may rely upon the best of his or her knowledge as to proceedings pending or threatened.

      7. (a) GTE agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to GTE by such Agent in writing expressly for use therein or by any statement or omission in the Statement of Eligibility of the Trustee under the Indenture. The foregoing agreement, insofar as it relates to the Prospectus or the Prospectus as amended or supplemented, or any other prospectus relating to the Securities, or any amendment or supplement thereto, shall not inure to the benefit of any Agent (or to the benefit of any person controlling such Agent) on account of any losses, claims, damages or liabilities arising from the sale of any Securities by said Agent to any person if a copy of the

Prospectus or the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, shall not have been sent or given by or on behalf of such Agent to such person at or prior to the written confirmation of the sale of the Securities to such person and such statement or omission is cured in the Prospectus or the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto.

      (b) Each Agent agrees to indemnify and hold harmless GTE, its directors, its officers who sign the Registration Statement and any person controlling GTE to the same extent as the foregoing indemnity from GTE to each Agent, but only with reference to information relating to said Agent furnished in writing by or on behalf of said Agent expressly for use in the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities.

      (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to subsection
(a) or (b) of this Section 7, such person (the "indemnified party") shall promptly notify the person or persons against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding (provided, however, that if such indemnified party shall object to the selection of counsel after having been advised by such counsel that there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party, the indemnifying party shall designate other counsel reasonably satisfactory to the indemnified party) and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

      (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsection (a) or
(b) or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by GTE on the one hand and the Agents on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of GTE on the one hand and of the Agents on the other in connection with the statement or omission that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by GTE on the one hand and the Agents on the other in connection with the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities received by GTE bear to the total commissions, if any, received by all of the Agents in respect thereof. If there are no commissions allowed or paid by GTE to any Agents in respect of the Securities, the relative benefits received by the Agents in the preceding sentence shall be the difference between the price received by such Agents upon resale of the Securities and the price paid for the Securities pursuant to the Terms Agreement. The relative fault of GTE on the one hand and of the Agents on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by GTE or by the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in subsection (d) of this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      8. Each Agent, in soliciting offers to purchase Securities from GTE and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for GTE and not as principal. Each Agent will make reasonable efforts to assist GTE in obtaining performance by each purchaser whose offer to purchase Securities from GTE was solicited by such Agent and has been accepted by GTE, but such Agent shall not have any liability to GTE in the event such purchase is not consummated for any reason. If GTE shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, GTE shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by GTE and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

     9. The respective indemnities, agreements, representations, warranties and other statements by any Agent and GTE set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, or GTE, or any officer or director or any controlling person of GTE, and shall survive each delivery of and payment for any of the Securities.

     10. The provisions of this Agreement relating to the solicitation of offers to purchase Securities from GTE may be suspended or terminated at any time by GTE as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or GTE, as the case may be. In the event of such suspension or termination with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination and (z) in any event, this Agreement shall remain in full force and effect insofar as the fourth paragraph of Section 2(a), and Sections 5, 7, 8 and 9 hereof are concerned.

      11. Except as otherwise specifically provided herein or in the Administrative Procedure, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to Goldman, Sachs & Co. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 85 Broad Street, 27th Floor, New York, New York 10004, Facsimile Transmission No.
(212) 902-0683, Attention: Money Market Origination, and if to Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be sufficient in all respects when delivered or sent by telex, facsimile transmission or registered mail to World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310, Facsimile Transmission No. (212) 449-2234, Attention: MTN Product Management, and if to Salomon Brothers Inc shall be sufficient in all respects when delivered or sent by telex, facsimile transmission or registered mail to 7 World Trade Center, New York, New York 10048, Facsimile Transmission No. (212) 783-2274,
Attention:  Medium-Term Note Department and if to  GTE  shall  be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to One Stamford Forum, Stamford, Connecticut 06904, Facsimile Transmission No. (203) 965-4237,
Attention: Assistant Treasurer - Capital Markets or such other address and facsimile number as GTE may provide in writing to the Agents.

     12. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and GTE, and to the extent provided in Sections 7, 8 and 9 hereof, the officers and directors of GTE and any person who controls any Agent or GTE, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason merely of such purchase.

      13. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

      14. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

      15. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

      If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between GTE and each of you in accordance with its terms.

                                   Very truly yours,


                                   GTE CORPORATION



                                   By:___________________________
                                   _
                                             Name:
                                             Title:


Accepted in New York, New York,
  as of the date hereof:




____________________________________
      (Goldman, Sachs & Co.)



MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED




By:_________________________________
   Name:
   Title:



SALOMON BROTHERS INC




By:_________________________________
   Name:
   Title:









 91

                                                          ANNEX I
                            GTE CORPORATION

                          [Title of Security]

                            Terms Agreement

_________, 19__



[Goldman, Sachs & Co.,
85 Broad Street
New York, New York 10004.]

[Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center
North Tower, 10th Floor
New York, New York 10281-1310]

[Salomon Brothers Inc
7 World Trade Center
New York, New York 10048]

Ladies and Gentlemen:

GTE Corporation ("GTE") proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated _______, 1997 (the "Distribution Agreement"), between GTE on the one hand and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc (the "Agents") on the other, to issue and sell to [Goldman, Sachs & Co.] [Merrill Lynch, Pierce, Fenner & Smith Incorporated][Salomon Brothers Inc] (the "Purchaser(s)") the securities specified in the Schedule hereto (the "Purchased Securities"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of GTE, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of GTE or make such party subject to the provisions therein relating to the solicitation of offers to purchase Securities from GTE, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased
Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, GTE agrees to issue and sell to the Purchaser(s) and the Purchaser(s) agree to purchase from GTE the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

                                  -2-

If the foregoing is in accordance with your understanding, please sign and return to us [ ] counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and GTE.

                                   GTE CORPORATION



                                   By:___________________________
                                   ____
                                     Name:
                                     Title:
Accepted:




By:[______________________________
   (Goldman, Sachs & Co.)]




[MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED




By:_______________________________
  Name:
  Title:]



[SALOMON BROTHERS INC




By:________________________________
  Name:
  Title:]
















                                              Schedule to Annex I



Title of Purchased Securities:
       % Medium-Term Notes
Aggregate Principal Amount:
     $                          or   units  of  other   Specified
     Currency

Price to Public:

Purchase Price by [Goldman, Sachs & Co.][Merrill Lynch, Pierce, Fenner & Smith Incorporated][Salomon Brothers Inc] :
     % of the principal amount of the Purchased Securities[, plus
accrued  interest from             to            ]  [and  accrued
amortization,      if      any,       from                     to
]

Method of and Specified Funds for Payment of Purchase Price:
      [By wire transfer to a bank account specified by GTE in immediately available funds]
      [By certified or official bank check or checks, payable to the order of GTE, in immediately available funds]

Indenture:
      Indenture, dated as of December 1, 1996, as amended and supplemented, between GTE and The Bank of New York as Trustee

Time of Delivery:

Closing Location for Delivery of Securities:

Maturity:

Interest Rate:

            %

Interest Payment Dates:

     [months and dates]















                                  I-1


Documents to be Delivered:

      The  following  documents referred to in  the  Distribution
Agreement shall be delivered as a condition to the Closing:

     [(1)   The  opinion  or opinions of counsel  to  the  Agents
     referred to in Section 4(d).]

     [(2)   The opinion of counsel to GTE referred to in  Section
     4(e).]

     [(3)  The accountants' letter referred to in Section 4(f).]

     [(4)   The  officers'  certificate referred  to  in  Section
     4(g).]


[Substitution of Purchasers (if applicable):

      If for any reason any Purchaser shall not purchase the Purchased Securities it has agreed to purchase hereunder, the remaining Purchasers shall have the right within 24 hours to make arrangements satisfactory to GTE for the purchase of such Purchased Securities hereunder. If they fail to do so, the amounts of Purchased Securities that the remaining Purchasers are obligated, severally, to purchase under this Agreement shall be increased in the proportions which the total amount of Purchased Securities which they have respectively agreed to purchase bears to the total amount of Purchased Securities which all non-defaulting Purchasers have so agreed to purchase, or in such other proportions as the Purchasers may specify to absorb such unpurchased Purchased Securities, provided that such aggregate increases shall not exceed 10% of the total amount of the unpurchased Purchased Securities still remain, GTE shall have the right either to elect to consummate the sale except as to any such unpurchased Purchased Securities so remaining or, within the next succeeding 24 hours, to make arrangements satisfactory to the remaining Purchasers for the purchase of such Purchased Securities. In any such cases, either the Purchasers or the Representative or GTE shall have the right to postpone the Closing Date for not more than seven business days to a mutually acceptable date. If GTE shall not elect to so consummate the sale and any unpurchased Purchased Securities remain for which no satisfactory substitute Purchaser is obtained in accordance with the above provisions, then this Agreement shall terminate without liability on the part of any non-defaulting Purchaser or GTE for the purchase or sale of any Purchased Securities under this Agreement. No provision in this paragraph shall relieve any defaulting Purchaser of liability to GTE for damages occasioned by such default.]

Other Provisions (if applicable):













                                  I-2

                                                         ANNEX II

                            GTE CORPORATION

                       Administrative Procedure

This Administrative Procedure relates to the Securities defined in the Distribution Agreement, dated ______, 1997 (the "Distribution Agreement"), between GTE Corporation ("GTE") and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc (together, the "Agents"), to which this Administrative Procedure is attached as Annex II. Defined terms used herein and not defined herein shall have the meanings given such terms in the Distribution Agreement, the Prospectus as amended or supplemented or the Indenture.

The procedures to be followed with respect to the settlement of sales of Securities directly by GTE to purchasers solicited by an Agent, as agent, are set forth below. The terms and settlement details related to a purchase of Securities by an Agent, as principal, from GTE will be set forth in a Terms Agreement pursuant to the Distribution Agreement, unless GTE and such Agent otherwise agree as provided in Section 2(b) of the Distribution Agreement, in which case the procedures to be followed in respect of the settlement of such sale will be as set forth below. An Agent, in relation to a purchase of a Security by a purchaser solicited by such Agent, is referred to herein as the "Selling Agent" and, in relation to a purchase of a Security by such Agent as principal other than pursuant to a Terms Agreement, as the "Purchasing Agent".

GTE will advise each Agent in writing of those persons at GTE with whom such Agent is to communicate regarding offers to purchase Securities and the related settlement details.

Each Security will be issued only in fully registered form and will be represented by either a global security (a "Global Security") delivered to the Trustee, as agent for The Depository Trust Company (the "Depositary") and recorded in the book-entry system maintained by the Depositary (a "Book-Entry Security") or a certificate issued in definitive form (a "Certificated Security") delivered to a person designated by an Agent, as set forth in the applicable Pricing Supplement. An owner of a Book-Entry Security will not be entitled to receive a certificate representing such a Security, except as provided in the Indenture.

Book-Entry  Securities  will be issued  in  accordance  with  the
Administrative  Procedure  set  forth  in  Part  I  hereof,   and
Certificated Securities will be issued in accordance with the Administrative Procedure set forth in Part II hereof.

PART I:  ADMINISTRATIVE PROCEDURE FOR BOOK-ENTRY SECURITIES

In connection with the qualification of the Book-Entry Securities for eligibility in the book-entry system maintained by the
Depositary, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from GTE and the Trustee to the Depositary, dated the date hereof, and a Medium-Term Note Certificate Agreement between the Trustee and the Depositary, dated as of August 17, 1989, (the "Certificate Agreement"), and its obligations as a participant in the Depositary, including the Depositary's Same-Day Funds Settlement System ("SDFS").

Posting Rates by GTE:

GTE and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Book-Entry Securities that may be sold as a result of the solicitation of offers by an Agent. GTE may establish a fixed set of interest rates and maturities for an offering period ("posting"). If GTE decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by GTE:

Each Agent will promptly advise GTE by telephone or other appropriate means of all reasonable offers to purchase Book-Entry Securities, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to GTE to purchase Book-Entry Securities as a Purchasing Agent. GTE will have the sole right to accept offers to purchase Book-Entry Securities and may reject any such offer in whole or in part.

GTE will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Book-Entry Securities. If GTE accepts an offer to purchase Book-Entry Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

Communication of Sale Information to GTE by Agent and  Settlement
Procedures:

     A. After the acceptance of an offer by GTE, the Selling Agent or Purchasing Agent, as the case may be, will communicate promptly, but in no event later than the time set forth under "Settlement Procedure Timetable" below, the following details of the terms of such offer (the "Sale Information") to GTE by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

     (1)   Principal  Amount  of  Book-Entry  Securities  to   be
     purchased;
     (2)  Original Issue Date;
     (3)  If a Fixed Rate Book-Entry Security, the interest rate;
     (4)  Stated Maturity;
     (5)  Interest Payment Date(s);
     (6)  Default Rate;
     (7)  Record Date(s);
     (8)   If  a  redeemable  Book-Entry Security,  such  of  the
     following as are    applicable:

        (i)    Redemption Commencement Date,
        (ii)   Initial Redemption Percentage, and
        (iii)  Annual Redemption Percentage Reduction;

     (9)   Optional Repayment Dates, if any;
     (10) If such Securities are to be issued as Original Issue Discount Securities, the Issue Price;
     (11) Specified Currency and, if the Specified Currency is other than U.S. dollars, the Exchange Rate Agent (it being understood that currently the Depositary accepts deposits of Global Securities denominated in U.S. dollars only);

     (12)  Authorized Denominations;
     (13)   If a Floating Rate Book-Entry Security, such  of  the
     following as   are applicable:

          (i)  Minimum Interest Rate,
          (ii) Maximum Interest Rate,
          (iii)     Initial Interest Reset Date,
          (iv) Interest Reset Period,
          (v)  Interest Determination Date,
          (vi) Interest Reset Date(s),
          (vii)     Initial Interest Rate,
          (viii)Spread and/or Spread Multiplier,
          (ix) Calculation Agent,
            (x) Interest Category, indicating whether such Securities are:

               (a)  Regular Floating Rate Securities,
                                (b)    Floating  Rate/Fixed  Rate
                    Securities (in which case, the Fixed Rate Commencement Date and the Fixed Interest Rate shall be specified, or
                                 (c)    Inverse   Floating   Rate
                    Securities (in which case the Fixed Interest Rate shall be specified);

                     (xi) Day Count Convention, indicating one of
               the following (including the applicable period):

               (a)  Actual/360,
               (b)  Actual/Actual, or
               (c)  30/360;

                (xii)     Interest Rate Basis or Bases, which may
          include:

               (a)  CD Rate,
                              (b)  Prime Rate,
                              (c)  Federal Funds Rate,
                              (d)  Commercial Paper Rate,
                               (e)   LIBOR, in which case  either
                    Reuters  Page  or  Telerate  Page  shall   be
                    indicated, as well as the Index Currency,
                              (f)  Treasury Rate,
                               (g)   CMT Rate, in which case  the
                    Designated   CMT   Telerate   Page   or   the
                    Designated  CMT  Maturity  Index   shall   be
                    indicated, or
                         (h)  Other;

     (14)Name, address and taxpayer identification number of the registered owner(s);
      (15) Denomination of certificates to be delivered at settlement;
     (16)  Selling Agent or Purchasing Agent;
     (17) Selling Agent's commission or Purchasing Agent's discount, as the case may be; and
     (18) Net Proceeds to the Company.

     B. After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, GTE will communicate such Sale Information to the Trustee by facsimile transmission or other acceptable written means. GTE will assign a CUSIP number to the Global Security from a list of CUSIP numbers previously delivered to the Trustee by GTE representing such Book-Entry Security and then advise the Trustee and the Selling Agent or Purchasing Agent, as the case may be, of such CUSIP number.

     C. The Trustee will enter a pending deposit message through the Depositary's Participant Terminal System, providing the following settlement information to the Depositary, and the Depositary shall forward such information to such Agent and Standard & Poor's Corporation's CUSIP Service Bureau:

          (1)  The applicable Sale Information;
          (2) CUSIP number of the Global Security representing such Book-Entry Security;
          (3) Whether such Global Security will represent any other Book-Entry Security (to the extent known at such time);
          (4) Number of the participant account maintained by the Depositary on behalf of the Selling Agent or Purchasing Agent, as the case may be;
          (5)  The interest payment period; and
          (6) Initial Interest Payment Date for such Book-Entry Security, number of days by which such date succeeds the record date for the Depositary's purposes (which in the case of Floating Rate Securities which reset weekly shall be the date five calendar days immediately preceding the applicable Interest Payment Date and in the case of all other Book-Entry Securities shall be the Regular Record Date, as defined in the Security) and, if calculable at that time, the amount of interest payable on such Interest Payment Date.

     D.   The  Trustee will complete and authenticate the  Global
Security previously delivered by GTE representing such Book-Entry
Security.

     E. The Depositary will credit such Book-Entry Security to the Trustee's participant account at the Depositary.

     F. The Trustee will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary to (i) debit such Book-Entry Security to the Trustee's participant account and credit such Book-Entry Security to such Agent's participant account and (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Book-Entry Security less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to the Depositary that (a) the Global Security representing such Book-Entry Security has been issued and authenticated and (b) the
Trustee  is  holding  such  Global  Security  pursuant   to   the
Certificate Agreement.

     G. Such Agent will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary (i) to debit such Book-Entry Security to such Agent's participant account and credit such Book-Entry Security to the participant accounts of the Participants with respect to such Book-Entry Security and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Book-Entry Security.

     H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

     I. Upon confirmation of receipt of funds, the Trustee will transfer to the account of GTE maintained at [Name of Bank], New York, New York, [Account No.; ABA No.; Reference] or such other account as GTE may have previously specified to the Trustee, in funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "F".

     J. Upon request, the Trustee will send to GTE a statement setting forth the principal amount of Book-Entry Securities outstanding as of that date under the Indenture.

     K. Such Agent will confirm the purchase of such Book-Entry Security to the purchaser either by transmitting to the Participants with respect to such Book-Entry Security a confirmation order or orders through the Depositary's institutional delivery system or by mailing a written confirmation to such purchaser.

     L. The Depositary will, at any time, upon request of GTE or the Trustee, promptly furnish to GTE or the Trustee a list of the names and addresses of the participants for whom the Depositary has credited Book-Entry Securities.

Preparation of Pricing Supplement by GTE:

If GTE accepts an offer to purchase a Book-Entry Security, it will prepare a Pricing Supplement reflecting the terms of such Book-Entry Security and arrange to have such Pricing Supplement delivered to the Selling Agent or Purchasing Agent, as the case may be, not later than 2:00 p.m., New York City time, on the Business Day following the Trade Date (as defined below), or if GTE and the purchaser agree to settlement on the Business Day following the date of acceptance of such offer, not later than noon, New York City time, on such date, at the following applicable addresses in addition to the addresses specified in the Distribution Agreement: if to Goldman Sachs & Co., to 85 Broad Street, 26th Floor, New York, New York 10004, Attention:
Medium-Term Note Trading, (212) 902-8401, facsimile transmission no.: (212) 902-0658; if to Merrill Lynch, Pierce, Fenner & Smith, Incorporated, to Tritech Services, 40 Colonial Drive, Piscataway, New Jersey 08854, Attention: Prospectus Operations, Nachman Kimerling, (908) 885-2768, facsimile transmission no: (908) 885-2774; and if to Salomon Brothers Inc, to 8800 Hidden River Parkway, Tampa, Florida 33637, Attention: Enrique Castro, (813) 558-7165, facsimile transmission no. (813) 558-4123. GTE will arrange to have the Pricing Supplement filed with the Commission not later than the close of business of the Commission on the fifth Business Day following the date on which such Pricing Supplement is first used.

Delivery  of Confirmation and Prospectus to Purchaser by  Selling
Agent:

The Selling Agent will deliver to the purchaser of a Book-Entry Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Book-Entry Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or (b) the Book-Entry Security.

Date of Settlement:

The receipt by GTE of immediately available funds in payment for a Book-Entry Security and the authentication and issuance of the Global Security representing such Book-Entry Security shall constitute "settlement" with respect to such Book-Entry Security. All offers of Book-Entry Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by GTE on a particular date (the "Trade Date") will be settled on a date (the
"Settlement Date") which is the third Business Day after the Trade Date pursuant to the "Settlement Procedure Timetable" set forth below, unless GTE and the purchaser agree to settlement (a) on another Business Day after the acceptance of such offer or (b) with respect to an offer accepted by GTE prior to 10:00 a.m., New York City time, on the date of such acceptance.

Settlement Procedure Timetable:

For orders of Book-Entry Securities solicited by a Selling Agent and accepted by GTE for settlement on the third Business Day after the Trade Date, Settlement Procedures "A" through "I" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement
Procedure   Time

A           10:00 a.m. on the Business Day following the Trade
                     Date
                       or 10:00a.m. on the Business Day prior to
                     the
                       Settlement Date, whichever is earlier
B           12:00 noon on the second Business Day immediately
                     preceding
                       the Settlement Date
C            2:00 p.m. on the second Business Day immediately
                     preceding
                       the Settlement Date
D            9:00 a.m. on the Settlement Date
E           10:00 a.m. on the Settlement Date
F-G          2:00 p.m. on the Settlement Date
H            4:45 p.m. on the Settlement Date
I            5:00 p.m. on the Settlement Date

If  the  initial  interest  rate for a Floating  Rate  Book-Entry
Security has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 2:00 p.m. on the second Business Day immediately preceding the Settlement Date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If settlement of a Book-Entry Security is rescheduled or canceled, the Trustee, upon obtaining knowledge thereof, will deliver to the Depositary, through the Depositary's Participation Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:

If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Security pursuant to Settlement Procedure "F", the Trustee may deliver to the Depositary, through the Depositary's Participant Terminal System, as soon as practicable a withdrawal message instructing the Depositary to debit such Book-Entry Security to the Trustee's participant account, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Book-Entry Security that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Securities represented by a Global Security, the Trustee will mark such Global Security "canceled", make appropriate entries in the Trustee's records and send such canceled Global Security to GTE. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Securities represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Security or Securities and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Securities previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

If the purchase price for any Book-Entry Security is not timely paid to the participants with respect to such Book-Entry Security by the beneficial purchaser thereof (or a person, including an indirect participant in the Depositary, acting on behalf of such purchaser), such participants and, in turn, the Agent for such Book-Entry Security may enter deliver orders through the Depositary's Participant Terminal System debiting such Book-Entry Security to such participant's account and crediting such Book-Entry Security to such Agent's account and then debiting such Book-Entry Security to such Agent's participant account and crediting such Book-Entry Security to the Trustee's participant account and shall notify GTE and the Trustee thereof. Thereafter, the Trustee will (i) immediately notify GTE of such order and GTE shall transfer to such Agent funds available for immediate use in an amount equal to the price of such Book-Entry Security which was credited to the account of GTE maintained at the Trustee in accordance with Settlement Procedure I, and (ii) deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, GTE will reimburse such Agent on an equitable basis for the loss of its use of funds during the period when the funds were credited to the account of GTE.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Security, the Depositary may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Securities to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "D", for the authentication and issuance of a Global Security representing the other Book-Entry Securities to have been represented by such Global Security and will make appropriate entries in its records. GTE will, from time to time, furnish the Trustee with a sufficient quantity of Securities.

Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payments to GTE, the Agents or the Depositary or any noteholder, it being understood by all parties that payments made by the Trustee to GTE or the Agents, or the Depositary, or any noteholder shall be made only to the extend that funds are provided to the Trustee for such purposes.

PART II:  ADMINISTRATIVE PROCEDURE FOR CERTIFICATED SECURITIES

Posting Rates by GTE:

GTE and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Certificated Securities that may be sold as a result of the solicitation of offers by an Agent. GTE may establish a fixed set of interest rates and maturities for an offering period ("posting"). If GTE decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents. Acceptance of Offers by GTE:

Each Agent will promptly advise GTE by telephone or other appropriate means of all reasonable offers to purchase Certificated Securities, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to GTE to purchase Certificated Securities as a Purchasing Agent. GTE will have the sole right to accept offers to purchase Certificated Securities and may reject any such offer in whole or in part. GTE will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Certificated Securities. If GTE accepts an offer to purchase Certificated Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

Communication of Sale Information to GTE by Agent:

After the acceptance of an offer by GTE, the Selling Agent or Purchasing Agent, as the case may be, will communicate the following details of the terms of such offer (the "Sale Information") to GTE by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

        (1) Principal Amount of Certificated Securities to be purchased;
        (2)  Original Issue Date;
        (3) If a Fixed Rate Certificated Security, the interest rate;
        (4)  Stated Maturity;
        (5)  Interest Payment Date(s);
        (6)  Default Rate;
        (7)  Record Date(s);
           (8) If a redeemable Certificated Security, such of the following as are applicable:

                     (i)  Redemption Commencement Date,
               (ii) Initial Redemption Percentage, and
               (iii)     Annual Redemption Percentage Reduction;

        (9)  Optional Repayment Dates, if any;
           (10) If such Securities are to be issued as Original Issue Discount Securities, the Issue Price;
           (11) Specified Currency and, if the Specified Currency is other than U.S. dollars, the Exchange Rate Agent (it being understood that currently the Depositary accepts deposits of Global Securities denominated in U.S. dollars only);
        (12) Authorized Denominations;
           (13) If a Floating Rate Certificated Security, such of the following as are applicable:

            (i)   Minimum Interest Rate,
            (ii)  Maximum Interest Rate,
            (iii) Initial Interest Reset Date,
            (iv)  Interest Reset Period,
            (v)   Interest Determination Date,
            (vi)  Interest Reset Date(s),
            (vii) Initial Interest Rate,
            (viii) Spread and/or Spread Multiplier,
            (ix)  Calculation Agent,
            (x)   Interest Category, indicating whether such
                      Securities are:

               (a)  Regular Floating Rate Securities,
                                (b)    Floating  Rate/Fixed  Rate
                    Securities (in which case, the Fixed Rate Commencement Date and the Fixed Interest Rate shall be specified, or
                                 (c)    Inverse   Floating   Rate
                    Securities (in which case the Fixed Interest Rate shall be specified);

                     (xi) Day Count Convention, indicating one of
               the following (including the applicable period):

               (a)  Actual/360,
               (b)  Actual/Actual, or
               (c)  30/360;

                (xii)     Interest Rate Basis or Bases, which may
          include:

               (a)  CD Rate,
                                   (b)  Prime Rate,
                                   (c)  Federal Funds Rate,
                                   (d)  Commercial Paper Rate,
                               (e)   LIBOR, in which case  either
                    Reuters  Page  or  Telerate  Page  shall   be
                    indicated, as well as the Index Currency,
                                   (f)  Treasury Rate,
                               (g)   CMT Rate, in which case  the
                    Designated   CMT   Telerate   Page   or   the
                    Designated  CMT  Maturity  Index   shall   be
                    indicated, or
                              (h)  Other;

             (14) Name, address and taxpayer identification number of the registered owner(s);
           (15) Denomination of certificates to be delivered at settlement;
           (16)  Selling Agent or Purchasing Agent.
             (17)    Selling  Agent's  commission  or  Purchasing
             Agent's discount, as the case may be;
           (18)  Net Proceeds to the Company.

Preparation of Pricing Supplement by GTE:

If GTE accepts an offer to purchase a Certificated Security, it will prepare a Pricing Supplement reflecting the terms of such Certificated Security and arrange to have such Pricing Supplement delivered to the Selling Agent or Purchasing Agent, as the case may be, not later than 2:00 p.m., New York City time, on the Business Day following the Trade Date, or if GTE and the purchaser agree to settlement on the date of acceptance of such offer, not later than noon, New York City time, on such date, at the following applicable addresses in addition to the addresses specified in the Distribution

Agreement: if to Goldman Sachs & Co., to 85 Broad Street, 26th Floor, New York, New York 10004, Attention: Medium-Term Note Trading, (212) 902-8401, facsimile transmission no.: (212) 902-0658; if to Merrill Lynch, Pierce, Fenner & Smith, Incorporated, to Tritech Services, 40 Colonial Drive, Piscataway, New Jersey 08854, Attention: Prospectus Operations, Nachman Kimerling, (908) 885-2768, facsimile transmission no: (908) 885-2774; and if to Salomon Brothers Inc, to 8800 Hidden River Parkway, Tampa, Florida 33637, Attention: Enrique Castro, (813) 558-7165, facsimile transmission no. (813) 558-4123. GTE will arrange to have the Pricing Supplement filed with the Commission not later than the close of business of the Commission on the fifth Business Day following the date on which such Pricing Supplement is first used.

Delivery  of Confirmation and Prospectus to Purchaser by  Selling
Agent:

The Selling Agent will deliver to the purchaser of a Certificated Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Certificated Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or (b) the Certificated Security.

Date of Settlement:

All offers of Certificated Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by GTE will be settled on a date (the "Settlement Date") which is the third Business Day after the date of acceptance of such offer, unless GTE and the purchaser agree to settlement (a) on another Business Day after the acceptance of such offer or (b) with respect to an offer accepted by GTE prior to 10:00 a.m., New York City time, on the date of such acceptance.

Instruction  from GTE to Trustee for Preparation of  Certificated
Securities:

After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, GTE will communicate such Sale Information to the Trustee by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means.

GTE will instruct the Trustee by facsimile transmission or other acceptable written means to authenticate and deliver the Certificated Securities no later than 2:15 p.m., New York City time, on the Settlement Date. Such instruction will be given by GTE prior to 3:00 p.m., New York City time, on the Business Day immediately preceding the Settlement Date unless the Settlement Date is the date of acceptance by GTE of the offer to purchase Certificated Securities in which case such instruction will be given by GTE by 11:00 a.m., New York City time.

Preparation and Delivery of Certificated Securities by Trustee and Receipt of Payment Therefor:

The   Trustee   will  prepare  each  Certificated  Security   and
appropriate receipts that will serve as the documentary control of the transaction.

In the case of a sale of Certificated Securities to a purchaser solicited by a Selling Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Certificated Securities to the Selling Agent for the benefit of the purchaser of such Certificated Securities against delivery by the Selling Agent of a receipt therefor. On the Settlement Date, the Selling Agent will deliver payment for such Certificated Securities in immediately available funds to GTE in an amount equal to the issue price of the Certificated Securities less the Selling Agent's commission; provided that the Selling Agent reserves the right to withhold payment for which it has not received funds from the purchaser. GTE shall not use any proceeds advanced by a Selling Agent to acquire securities.

In the case of a sale of Certificated Securities to a Purchasing Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Certificated Securities to the Purchasing Agent against delivery of payment for such Certificated Securities in immediately available funds to GTE in an amount equal to the issue price of the Certificated Securities less the Purchasing Agent's discount.

Failure of Purchaser to Pay Selling Agent:

If a purchaser (other than a Purchasing Agent) fails to make payment to the Selling Agent for a Certificated Security, the Selling Agent will promptly notify the Trustee and GTE thereof by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means. The Selling Agent will immediately return the Certificated Security to the Trustee.
Immediately upon receipt of such Certificated Security by the Trustee, GTE will return to the Selling Agent an amount equal to the amount previously paid to GTE in respect of such Certificated Security. GTE will reimburse the Selling Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of GTE.

The Trustee will cancel the Certificated Security in respect of which the failure occurred, make appropriate entries in its records and the Certificated Security to GTE.

                                                        ANNEX III

                          Accountants' Letter

   Pursuant to Sections 4(f) and 6(d), as the case may be, of the
Distribution   Agreement,  GTE's  independent  certified   public
accountants shall furnish letters to the effect that:

   They are independent public accountants with respect to GTE within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder, specifically Rule 2-01 of Regulation S-X, and stating in effect (1) that in their opinion, the financial statements and schedules examined by them and incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act, and the Exchange Act, and the published rules and regulations thereunder, and (2) that although they have not audited any financial statements of GTE as of any date or for any period subsequent to the prior-year audit, and although they have conducted an audit for that period, the purpose (and therefore the scope) of the audit was to enable them to express their opinion on the financial statements as of that date and for the year then ended, but not on the financial statements for any interim period within that year; therefore, they are unable to and do not express any opinion on the unaudited condensed balance sheet as of the latest available interim date, and the unaudited condensed statements of income, reinvested earnings, and cash flows for the latest available interim period subsequent to that prior-year audit which are included in the Prospectus; to the extent required, they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the latest available unaudited interim financial statements prepared by GTE, inquired of certain officials of GTE responsible for financial and accounting matters, and read the minutes of the Board of Directors and shareholders of GTE, all of which procedures have been agreed to by the Purchasers, nothing has come to their attention which caused them to believe that:
   (a) any unaudited interim condensed consolidated financial statements incorporated by reference in the Prospectus (i) do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or (ii) have not been presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Prospectus; or (b) (i) as of the date of the latest available unaudited interim financial data of GTE and the latest available unaudited condensed summary of consolidated results of operations prepared by GTE, there have been any changes in the capital stock, or any material increase in the short-term indebtedness or long-term debt of GTE or any material decreases in net assets, in each case as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Prospectus, or any material decreases, as compared with the corresponding period of the prior year, in consolidated revenues and sales, net income from continuing operations, or net income from continuing operations applicable to common stock and per share of common stock, or (ii) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in the preceding clause (i), there were any material decreases in operating revenues, net operating income, net income or

                                 III-1


   GTE's ratio of earnings to fixed charges, in each case as compared with the comparable period of the preceding year,
   (iii) as of a specified date no more than five days prior to the date of such letter (the "Cutoff Date"), there have been any changes in the capital stock or any material increase in the debt of GTE, or any material decreases in net assets, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the
   Prospectus, and (iv) for the period from the date of the latest available unaudited interim financial statements referred to in clause (b)(i) above to the Cutoff Date, there were any material decreases in operating revenues, net operating income or net income, in each case as compared with the comparable period of the preceding year, except in all instances for changes or decreases which the Prospectus discloses have occurred or may occur or as disclosed in such letter and except for changes occasioned by the declaration and payment of dividends on the stock of GTE or occasioned by sinking fund payments made on the debt securities of GTE, or by the issuance of common stock of GTE in connection with any employee benefit plan or dividend reinvestment plan of GTE or for the conversion of convertible preferred stock.

All references in this Annex III to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Distribution Agreement as of the Commencement Date referred to in Section 6(d) thereof and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) as of the date of the amendment, supplement, incorporation by reference or the Time of Delivery relating to the Terms Agreement requiring the delivery of such letter under Section 4(f) thereof.



























                                 III-2